Exhibit 99
Piper Sandler Companies Reports Second Quarter 2024 Results;
Increases Quarterly Dividend to $0.65 Per Share
MINNEAPOLIS—August 2, 2024—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the second quarter of 2024.
"We generated solid results for the second quarter and remain encouraged by the continued growth in advisory services. Our market share and profitability metrics remain strong, which is reflected in our increased revenues and earnings compared to the first half of last year," said Chad Abraham, chairman and chief executive officer. "We remain focused on growing the long-term earnings capacity of our firm and are excited to add Aviditi Advisors to our platform later this year."

	Second Quarter 2024 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2024	Q1-24	Q2-23	2024	Q1-24	Q2-23
Net revenues	$339	-1%	17%	$357	7%	29%
Pre-tax margin	8.3%	-7.0pp	3.3pp	17.3%	0.5pp	7.8pp
Net income attributable to Piper Sandler Companies	$35	-18%	779%	$45	-10%	123%
Earnings per diluted common share	$1.97	-19%	757%	$2.52	-10%	123%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $339 million for the second quarter of 2024 and adjusted net revenues of $357 million both increased compared to the prior year quarter.
◦Advisory services revenues of $184 million, up 42% year-over-year, were driven by higher fees and more completed transactions with broad participation across sector and product teams.
◦Corporate financing had a strong quarter with revenues of $51 million driven primarily by equity financings for biopharma companies and depositories.
◦Municipal financing gained momentum with revenues of $25 million driven by our governmental business.
Strategic Updates
•On June 6, 2024, we announced the pending acquisition of Aviditi Advisors, a premier alternative investment bank providing full lifecycle services to financial sponsors, global alternative investment managers, and limited partner investors with offices in New York City, Dallas, London and Munich.
◦The team consists of approximately 45 professionals, including 11 managing directors.
◦The acquisition is expected to close late in the third quarter or early in the fourth quarter of 2024, subject to customary closing conditions and regulatory approval.
Talent
•Strengthened our technology investment banking group with the additions of Rob Freiman and Kegan Greene as managing directors helping to lead our financial technology investment banking practice.
•Added Robert Parker, Eric Van Dam and Kurt Haras as managing directors on the services & industrials investment banking team where they will focus on residential and commercial services.
Capital
•Increased the quarterly cash dividend 8% to $0.65 per share of common stock, which will be paid on September 13, 2024 to shareholders of record as of August 29, 2024.
•Returned an aggregate of $108 million to shareholders on a year-to-date basis through share repurchases and dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2024	2024	2023	Q1-24	Q2-23	2024	2023	Change
Revenues
Investment banking:
Advisory services	$183,908	$157,189	$129,775	17%	42%	$341,097	$270,439	26%
Corporate financing	50,641	52,581	36,923	-4%	37%	103,222	63,728	62%
Municipal financing	25,233	20,753	17,269	22%	46%	45,986	34,204	34%
Total investment banking	259,782	230,523	183,967	13%	41%	490,305	368,371	33%

Institutional brokerage:
Equity brokerage	52,075	49,488	50,435	5%	3%	101,563	104,266	-3%
Fixed income services	39,662	41,954	37,403	-5%	6%	81,616	79,885	2%
Total institutional brokerage	91,737	91,442	87,838	—%	4%	183,179	184,151	-1%

Interest income	6,676	8,306	3,729	-20%	79%	14,982	12,441	20%
Investment income/(loss)	(17,351)	14,168	15,797	N/M	N/M	(3,183)	26,912	N/M
Total revenues	340,844	344,439	291,331	-1%	17%	685,283	591,875	16%
Interest expense	1,665	1,383	2,605	20%	-36%	3,048	5,244	-42%
Net revenues	339,179	343,056	288,726	-1%	17%	682,235	586,631	16%

Non-interest expenses
Compensation and benefits	234,709	222,446	189,204	6%	24%	457,155	388,598	18%
Non-compensation expenses	76,224	68,188	85,141	12%	-10%	144,412	157,843	-9%
Total non-interest expenses	310,933	290,634	274,345	7%	13%	601,567	546,441	10%

Income before income tax expense/(benefit)	28,246	52,422	14,381	-46%	96%	80,668	40,190	101%
Income tax expense/(benefit)	13,276	2,844	(250)	367%	N/M	16,120	(7,887)	N/M
Net income	$14,970	$49,578	$14,631	-70%	2%	$64,548	$48,077	34%

Net income attributable to Piper Sandler Companies	$34,773	$42,493	$3,954	-18%	779%	$77,266	$29,588	161%

Earnings per diluted common share	$1.97	$2.43	$0.23	-19%	757%	$4.40	$1.73	154%

Ratios and margin
Compensation ratio	69.2%	64.8%	65.5%			67.0%	66.2%
Non-compensation ratio	22.5%	19.9%	29.5%			21.2%	26.9%
Pre-tax margin	8.3%	15.3%	5.0%			11.8%	6.9%
Effective tax rate	47.0%	5.4%	-1.7%			20.0%	-19.6%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Six Months Ended
	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2024	2024	2023	Q1-24	Q2-23	2024	2023	Change
Advisory services
Completed M&A and restructuring transactions	52	48	52	8%	—%	100	107	-7%
Completed capital advisory transactions	15	9	9	67%	67%	24	23	4%
Total completed advisory transactions	67	57	61	18%	10%	124	130	-5%

Corporate financings
Total equity transactions priced	20	25	23	-20%	-13%	45	42	7%
Book run equity transactions priced	17	20	22	-15%	-23%	37	36	3%
Total debt and preferred transactions priced	11	10	2	10%	450%	21	6	250%
Book run debt and preferred transactions priced	8	6	—	33%	N/M	14	2	600%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$3.2	$4.0	$2.4	-20%	33%	$7.2	$5.2	38%
Total issues priced	110	86	119	28%	-8%	196	200	-2%

Equity brokerage
Number of shares traded (in billions)	2.8	2.6	2.7	8%	4%	5.4	5.5	-2%
N/M — Not meaningful
NET REVENUES
For the second quarter of 2024, net revenues of $339.2 million were essentially flat compared to the first quarter of 2024 and increased 17% compared to the second quarter of 2023.
Investment banking revenues of $259.8 million for the second quarter of 2024 increased 13% compared to the first quarter of 2024 and 41% compared to the second quarter of 2023.
•Advisory services revenues of $183.9 million for the second quarter of 2024 increased 17% compared to the first quarter of 2024 due to more completed transactions. Advisory services revenues increased 42% compared to the second quarter of 2023 driven by a higher average fee and more completed transactions. Sector performance during the current quarter was broad based, led by our financial services group with solid contributions from our services & industrials and chemicals teams. In addition, our debt advisory product team registered strong results.
•Corporate financing revenues of $50.6 million for the second quarter of 2024 decreased 4% compared to the first quarter of 2024 driven by fewer completed deals which was offset in part by a higher average fee. Corporate financing revenues increased 37% compared to the second quarter of 2023 due to a higher average fee. Revenues during the quarter were driven by our healthcare and financial services teams.
•Municipal financing revenues of $25.2 million for the second quarter of 2024 increased 22% compared to the first quarter of 2024 as we executed more governmental financings. Municipal financing revenues increased 46% compared to the second quarter of 2023 driven by increased issuance activity across both our governmental and specialty sector businesses.
Institutional brokerage revenues of $91.7 million for the second quarter of 2024 were flat compared to the first quarter of 2024 and increased 4% compared to the second quarter of 2023.

•Equity brokerage revenues of $52.1 million for the second quarter of 2024 increased 5% compared to the first quarter of 2024 and 3% compared to the second quarter of 2023 due to increased client activity across our full suite of products.
•Fixed income services revenues of $39.7 million for the second quarter of 2024 decreased 5% compared to the first quarter of 2024 and increased 6% compared to the second quarter of 2023. Activity remains subdued as clients continue to wait for more certainty on interest rates.
Investment income/(loss) for the second quarter of 2024 was a loss of $17.4 million compared to income of $14.2 million for the first quarter of 2024 and $15.8 million for the second quarter of 2023. For the current and prior periods, investment income/(loss), which includes amounts attributable to noncontrolling interests, primarily related to the alternative asset management funds we manage.
NON-INTEREST EXPENSES
For the second quarter of 2024, non-interest expenses of $310.9 million increased 7% compared to the first quarter of 2024 and 13% compared to the second quarter of 2023.
•Compensation ratio of 69.2% for the second quarter of 2024 increased compared to both the first quarter of 2024 and the second quarter of 2023 driven by the investment loss attributable to noncontrolling interests.
•Non-compensation expenses of $76.2 million for the second quarter of 2024 increased 12% compared to the first quarter of 2024 primarily due to increased other operating expenses, higher outside services expenses associated with recruiting and placement fees, and increased communications expenses related to market data services. Other operating expenses were lower in the first quarter of 2024 resulting from a $3.5 million reduction to our accrual related to proposed regulatory settlements regarding recordkeeping requirements for business-related communications. Non-compensation expenses for the second quarter of 2024 decreased 10% compared to the second quarter of 2023 driven by lower restructuring and integration costs and reduced acquisition-related intangible asset amortization. In addition, non-compensation expenses for the second quarter of 2023 included the write-off of a $7.5 million uncollectible receivable in our municipal financing business.
PRE-TAX INCOME
For the second quarter of 2024, we recorded pre-tax income of $28.2 million compared to $52.4 million for the first quarter of 2024 and $14.4 million for the second quarter of 2023.
•Pre-tax margin of 8.3% for the second quarter of 2024 decreased compared to 15.3% for the first quarter of 2024 due to a higher compensation ratio and increased non-compensation expenses. Pre-tax margin for the current quarter increased compared to 5.0% for the second quarter of 2023 resulting primarily from increased net revenues.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and restricted stock award vestings. The effective tax rate of 47.0% for the second quarter of 2024 was impacted by the net loss attributable to noncontrolling interests. The effective tax rate of 5.4% for the first quarter of 2024 included $10.6 million of tax benefits related to restricted stock award vestings. The effective tax rate of negative 1.7% for the second quarter of 2023 included $0.7 million of tax benefits related to restricted stock award vestings.
NET INCOME & EARNINGS PER SHARE
For the second quarter of 2024, we generated net income of $34.8 million, or $1.97 per diluted common share. Results for the second quarter of 2024 decreased compared to the first quarter of 2024 due to a lower pre-tax margin and higher income tax expense. Net income for the first quarter of 2024 included $10.6 million, or $0.61 per diluted common share, of income tax benefits related to restricted stock award vestings. Results for the current quarter increased compared to the second quarter of 2023 due to increased net revenues and a higher pre-tax margin, offset in part by higher income tax expense.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2024	2024	2023	Q1-24	Q2-23	2024	2023	Change
Adjusted revenues
Investment banking:
Advisory services	$183,908	$157,189	$129,775	17%	42%	$341,097	$270,439	26%
Corporate financing	50,641	52,581	36,923	-4%	37%	103,222	63,728	62%
Municipal financing	25,233	20,753	17,269	22%	46%	45,986	34,204	34%
Total investment banking	259,782	230,523	183,967	13%	41%	490,305	368,371	33%

Institutional brokerage:
Equity brokerage	52,075	49,488	50,435	5%	3%	101,563	104,266	-3%
Fixed income services	39,662	41,954	37,403	-5%	6%	81,616	79,885	2%
Total institutional brokerage	91,737	91,442	87,838	—%	4%	183,179	184,151	-1%

Interest income	6,676	8,306	3,729	-20%	79%	14,982	12,441	20%
Investment income	180	5,017	2,816	-96%	-94%	5,197	3,627	43%
Adjusted total revenues	358,375	335,288	278,350	7%	29%	693,663	568,590	22%
Interest expense	1,665	1,383	980	20%	70%	3,048	1,994	53%
Adjusted net revenues	356,710	333,905	277,370	7%	29%	690,615	566,596	22%

Adjusted operating expenses
Adjusted compensation and benefits	224,370	210,698	176,964	6%	27%	435,068	360,108	21%
Adjusted non-compensation expenses	70,746	67,261	74,030	5%	-4%	138,007	139,336	-1%
Adjusted total operating expenses	295,116	277,959	250,994	6%	18%	573,075	499,444	15%

Adjusted operating income	$61,594	$55,946	$26,376	10%	134%	$117,540	$67,152	75%

Adjusted income tax expense	16,373	5,962	4,505	175%	263%	22,335	1,360	N/M

Adjusted net income	$45,221	$49,984	$20,246	-10%	123%	$95,205	$62,542	52%

Adjusted earnings per diluted common share	$2.52	$2.79	$1.13	-10%	123%	$5.31	$3.49	52%

Adjusted ratios and margin
Adjusted compensation ratio	62.9%	63.1%	63.8%			63.0%	63.6%
Adjusted non-compensation ratio	19.8%	20.1%	26.7%			20.0%	24.6%
Adjusted operating margin	17.3%	16.8%	9.5%			17.0%	11.9%
Adjusted effective tax rate	26.6%	10.7%	18.2%			19.0%	2.1%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the second quarter of 2024, adjusted net revenues of $356.7 million increased 7% compared to the first quarter of 2024 and 29% compared to the second quarter of 2023 driven by increased corporate investment banking activity.
ADJUSTED OPERATING EXPENSES
For the second quarter of 2024, adjusted operating expenses of $295.1 million increased 6% compared to the first quarter of 2024 and 18% compared to the second quarter of 2023.
•Adjusted compensation ratio of 62.9% for the second quarter of 2024 decreased compared to 63.1% for the first quarter of 2024 and 63.8% for the second quarter of 2023 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $70.7 million for the second quarter of 2024 increased 5% compared to the first quarter of 2024 primarily due to higher communications expenses related to market data services as well as increased outside services expenses associated with recruiting and placement fees. Adjusted non-compensation expenses for the second quarter of 2024 decreased 4% compared to the second quarter of 2023 due to lower other operating expenses and reimbursed deal expenses. Other operating expenses for the second quarter of 2023 included the write-off of a $7.5 million uncollectible receivable in our municipal financing business.
ADJUSTED OPERATING INCOME
For the second quarter of 2024, adjusted operating income of $61.6 million increased 10% compared to the first quarter of 2024 and 134% compared to the second quarter of 2023.
•Adjusted operating margin of 17.3% for the second quarter of 2024 increased compared to 16.8% for the first quarter of 2024 due primarily to higher adjusted net revenues. Adjusted operating margin for the current quarter increased compared to 9.5% for the second quarter of 2023 due to higher adjusted net revenues, a lower adjusted compensation ratio and reduced adjusted non-compensation expenses.
ADJUSTED EFFECTIVE TAX RATE
For the second quarter of 2024, our adjusted effective tax rate of 26.6% increased compared to 18.2% for the second quarter of 2023 which benefited from lower non-deductible expenses. For the first quarter of 2024, the adjusted effective tax rate of 10.7% included $10.6 million of tax benefits related to restricted stock award vestings.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the second quarter of 2024, we generated adjusted net income of $45.2 million, or $2.52 of adjusted earnings per diluted common share. Results for the second quarter of 2024 decreased compared to the first quarter of 2024 which included $10.6 million, or $0.59 per adjusted diluted common share, of income tax benefits related to restricted stock award vestings. Results for the second quarter of 2024 increased compared to the second quarter of 2023 due to higher adjusted net revenues and adjusted operating margin, offset in part by a higher adjusted effective tax rate.
Capital
DIVIDENDS
On August 2, 2024, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.65 per share, an increase of 8% compared to the previous quarterly cash dividend. The dividend will be paid on September 13, 2024, to shareholders of record as of the close of business on August 29, 2024.

During the second quarter of 2024, we paid a quarterly cash dividend of $0.60 per share of common stock, for an aggregate of $14.8 million. For the first half of 2024, we returned an aggregate of $50.4 million, or $2.20 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2024.
SHARE REPURCHASES
During the second quarter of 2024, we repurchased approximately 27,000 shares, or $5.5 million, of the company's common stock, at an average price of $202.44 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. For the first half of 2024, we repurchased approximately 316,000 shares, or $57.6 million, of the company's common stock, at an average price of $182.16 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
Additional Information

	June 30,	Mar. 31,	June 30,
	2024	2024	2023
Human Capital
Full-time employees	1,768	1,706	1,793
Corporate investment banking managing directors	170	171	171

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,126.3	$1,100.6	$1,032.8

Shares outstanding:
Common shares outstanding	15.9	15.6	15.1
Restricted shares outstanding	1.9	2.2	2.7
Total shares outstanding	17.8	17.8	17.8
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, August 2, 2024, at 8 a.m. Eastern Time (7 a.m. Central Time). Participants can access the call by dialing 888 394-8218 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 4728851. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2024. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Kate Clune
Tel: 212 466-7799
investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), the financial performance of pending transactions (i.e., Aviditi Advisors), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses (e.g., proposed regulatory settlements with the Securities and Exchange Commission (SEC) and the Commodity Futures Trading Commission (CFTC)), effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, the expected benefits and integration of our pending acquisition of Aviditi Advisors, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the expected benefits of our pending acquisition of Aviditi Advisors may take longer than anticipated to achieve or may not be achieved in its entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the business may be greater than expected and may adversely affect our results of operations;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2023, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenues
Investment banking	$259,782	$230,523	$183,967	$490,305	$368,371
Institutional brokerage	91,737	91,442	87,838	183,179	184,151
Interest income	6,676	8,306	3,729	14,982	12,441
Investment income/(loss)	(17,351)	14,168	15,797	(3,183)	26,912
Total revenues	340,844	344,439	291,331	685,283	591,875
Interest expense	1,665	1,383	2,605	3,048	5,244
Net revenues	339,179	343,056	288,726	682,235	586,631

Non-interest expenses
Compensation and benefits	234,709	222,446	189,204	457,155	388,598
Outside services	13,974	12,422	13,456	26,396	25,582
Occupancy and equipment	16,757	16,036	16,020	32,793	31,748
Communications	14,568	13,229	13,047	27,797	27,358
Marketing and business development	11,372	10,763	10,930	22,135	20,982
Deal-related expenses	5,943	6,387	7,505	12,330	13,519
Trade execution and clearance	4,515	4,866	4,854	9,381	9,768
Restructuring and integration costs	977	—	3,903	977	3,903
Intangible asset amortization	2,361	2,361	4,904	4,722	9,808
Other operating expenses	5,757	2,124	10,522	7,881	15,175
Total non-interest expenses	310,933	290,634	274,345	601,567	546,441

Income before income tax expense/(benefit)	28,246	52,422	14,381	80,668	40,190
Income tax expense/(benefit)	13,276	2,844	(250)	16,120	(7,887)
Net income	14,970	49,578	14,631	64,548	48,077
Net income/(loss) attributable to noncontrolling interests	(19,803)	7,085	10,677	(12,718)	18,489
Net income attributable to Piper Sandler Companies	$34,773	$42,493	$3,954	$77,266	$29,588

Earnings per common share
Basic	$2.19	$2.74	$0.26	$4.92	$2.00
Diluted	$1.97	$2.43	$0.23	$4.40	$1.73

Dividends declared per common share	$0.60	$1.60	$0.60	$2.20	$2.45

Weighted average common shares outstanding
Basic	15,879	15,499	15,066	15,689	14,788
Diluted	17,633	17,504	17,084	17,569	17,134

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2024	2024	2023	2024	2023
Adjusted revenues
Investment banking	$259,782	$230,523	$183,967	$490,305	$368,371
Institutional brokerage	91,737	91,442	87,838	183,179	184,151
Interest income	6,676	8,306	3,729	14,982	12,441
Investment income	180	5,017	2,816	5,197	3,627
Adjusted total revenues	358,375	335,288	278,350	693,663	568,590
Interest expense	1,665	1,383	980	3,048	1,994
Adjusted net revenues (2)	356,710	333,905	277,370	690,615	566,596

Adjusted operating expenses
Adjusted compensation and benefits (3)	224,370	210,698	176,964	435,068	360,108
Adjusted non-compensation expenses (4)	70,746	67,261	74,030	138,007	139,336
Adjusted total operating expenses (5)	295,116	277,959	250,994	573,075	499,444

Adjusted operating income (6)	61,594	55,946	26,376	117,540	67,152
Interest expense on long-term financing	—	—	1,625	—	3,250
Adjusted income before adjusted income tax expense (7)	61,594	55,946	24,751	117,540	63,902
Adjusted income tax expense (8)	16,373	5,962	4,505	22,335	1,360
Adjusted net income (9)	$45,221	$49,984	$20,246	$95,205	$62,542

Adjusted earnings per diluted common share (10)	$2.52	$2.79	$1.13	$5.31	$3.49

Adjusted weighted average diluted common shares outstanding (11)	17,960	17,923	17,892	17,941	17,945

Adjusted ratios and margin
Adjusted compensation ratio (12)	62.9%	63.1%	63.8%	63.0%	63.6%
Adjusted non-compensation ratio (13)	19.8%	20.1%	26.7%	20.0%	24.6%
Adjusted operating margin (14)	17.3%	16.8%	9.5%	17.0%	11.9%
Adjusted effective tax rate (15)	26.6%	10.7%	18.2%	19.0%	2.1%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2024	2024	2023	2024	2023
Net revenues:
Net revenues – U.S. GAAP basis	$339,179	$343,056	$288,726	$682,235	$586,631
Adjustments:
Investment (income)/loss related to noncontrolling interests (16)	17,531	(9,151)	(12,981)	8,380	(23,285)
Interest expense on long-term financing	—	—	1,625	—	3,250
Adjusted net revenues	$356,710	$333,905	$277,370	$690,615	$566,596

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$234,709	$222,446	$189,204	$457,155	$388,598
Adjustment:
Compensation from acquisition-related agreements	(10,339)	(11,748)	(12,240)	(22,087)	(28,490)
Adjusted compensation and benefits	$224,370	$210,698	$176,964	$435,068	$360,108

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$76,224	$68,188	$85,141	$144,412	$157,843
Adjustments:
Non-compensation expenses related to noncontrolling interests (16)	(2,272)	(2,066)	(2,304)	(4,338)	(4,796)
Restructuring and integration costs	(977)	—	(3,903)	(977)	(3,903)
Amortization of intangible assets related to acquisitions	(2,361)	(2,361)	(4,904)	(4,722)	(9,808)
Non-compensation expenses from proposed regulatory settlements	132	3,500	—	3,632	—
Adjusted non-compensation expenses	$70,746	$67,261	$74,030	$138,007	$139,336

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$28,246	$52,422	$14,381	$80,668	$40,190
Adjustments:
Investment (income)/loss related to noncontrolling interests (16)	17,531	(9,151)	(12,981)	8,380	(23,285)
Interest expense on long-term financing	—	—	1,625	—	3,250
Non-compensation expenses related to noncontrolling interests (16)	2,272	2,066	2,304	4,338	4,796
Compensation from acquisition-related agreements	10,339	11,748	12,240	22,087	28,490
Restructuring and integration costs	977	—	3,903	977	3,903
Amortization of intangible assets related to acquisitions	2,361	2,361	4,904	4,722	9,808
Non-compensation expenses from proposed regulatory settlements	(132)	(3,500)	—	(3,632)	—
Adjusted operating income	$61,594	$55,946	$26,376	$117,540	$67,152
Interest expense on long-term financing	—	—	(1,625)	—	(3,250)
Adjusted income before adjusted income tax expense	$61,594	$55,946	$24,751	$117,540	$63,902

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$13,276	$2,844	$(250)	$16,120	$(7,887)
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,114	2,492	2,483	4,606	5,710
Restructuring and integration costs	259	—	1,007	259	1,007
Amortization of intangible assets related to acquisitions	626	626	1,265	1,252	2,530
Non-compensation expenses from proposed regulatory settlements	98	—	—	98	—
Adjusted income tax expense	$16,373	$5,962	$4,505	$22,335	$1,360

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2024	2024	2023	2024	2023
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$34,773	$42,493	$3,954	$77,266	$29,588
Adjustments:
Compensation from acquisition-related agreements	8,225	9,256	9,757	17,481	22,780
Restructuring and integration costs	718	—	2,896	718	2,896
Amortization of intangible assets related to acquisitions	1,735	1,735	3,639	3,470	7,278
Non-compensation expenses from proposed regulatory settlements	(230)	(3,500)	—	(3,730)	—
Adjusted net income	$45,221	$49,984	$20,246	$95,205	$62,542

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$1.97	$2.43	$0.23	$4.40	$1.73
Adjustment for inclusion of unvested acquisition-related stock	(0.05)	(0.07)	(0.05)	(0.11)	(0.16)
	$1.92	$2.36	$0.18	$4.29	$1.57
Adjustments:
Compensation from acquisition-related agreements	0.47	0.53	0.57	0.99	1.33
Restructuring and integration costs	0.04	—	0.17	0.04	0.17
Amortization of intangible assets related to acquisitions	0.10	0.10	0.21	0.20	0.42
Non-compensation expenses from proposed regulatory settlements	(0.01)	(0.20)	—	(0.21)	—
Adjusted earnings per diluted common share	$2.52	$2.79	$1.13	$5.31	$3.49

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,633	17,504	17,084	17,569	17,134
Adjustment:
Unvested acquisition-related restricted stock with service conditions	327	419	808	372	811
Adjusted weighted average diluted common shares outstanding	17,960	17,923	17,892	17,941	17,945
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) investment (income)/loss related to noncontrolling interests (see (16) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (16) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from proposed regulatory settlements with the SEC and CFTC.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (16) below), (b) interest expense on long-term financing, (c) compensation expenses from acquisition-related agreements, (d) restructuring and integration costs related to acquisitions and/or headcount reductions, (e) amortization of intangible assets related to acquisitions and (f) non-compensation expenses from proposed regulatory settlements with the SEC and CFTC.
(7)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (16) below), (b) compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from proposed regulatory settlements with the SEC and CFTC.
(8)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from proposed regulatory settlements with the SEC and CFTC.
(9)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions, (d) the exclusion of non-compensation expenses from proposed regulatory settlements with the SEC and CFTC and (e) the income tax impact allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(11)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(12)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(15)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted income before adjusted income tax expense.
(16)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.